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                              NEW YORK BANCORP INC.
                            241-02 Northern Boulevard
                           Douglaston, New York 11362


                                    Form 10-Q
                                December 31, 1996


Exhibit 11.  Statement re:  Computation of Per Share Earnings

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                                                             Three Months Ended
                                                                 December 31,
                                                             ---------------------
                                                               1996       1995(1)
                                                             ---------  ----------
                                                             (In Thousands, except
                                                              per share amounts)

Net income.............................................      $10,264   $ 7,828
                                                             =======   =======

Weighted average common shares outstanding.............       16,623    17,910

Common stock equivalents due to dilutive
 effect of stock options...............................          616       420
                                                             -------   -------

Total weighted average common shares and
 equivalents outstanding...............................       17,239    18,330
                                                             =======   =======

Primary earnings per share.............................        $ .60    $  .43
                                                               =====    ======

Total weighted average common shares and
 equivalents outstanding...............................       17,239    18,330

Additional  dilutive  shares using  ending
 period  market value versus  average
 market value for the period when utilizing the
 treasury stock method regarding stock options.........           76        78
                                                             -------   -------

Total shares for fully diluted earnings per share......       17,315    18,408
                                                             =======   =======

Fully diluted earnings per share.......................        $ .59    $  .43
                                                               =====    ======

----------------
(1) Share and per share information have been restated to fully reflect the 3-for-2 stock split effective January 23, 1997.


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